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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             January 21, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-EIF UCSS-14                               781258   33-30637   811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1T                       781331   33-42310   811-2810


DEFINED ASSET FUNDS-MITF MPS-521                              803728   33-48965   811-1777

DEFINED ASSET FUNDS- IS-213 DAF                               804008   33-55641   811-1777
DEFINED ASSET FUNDS- IS-214 DAF                               804009   33-56073   811-1777


DEFINED ASSET FUNDS-GSIF MPUSTS-5                             828427   33-19689   811-2810


DEFINED ASSET FUNDS-MITF MSS 9O                               868186   33-43467   811-1777


DEFINED ASSET FUNDS-CIF IS-16                                 891628   33-49031   811-2295


DEFINED ASSET FUNDS- MPUSTS-17 DAF                            893111   33-49983   811-2810


DEFINED ASSET FUNDS- IS-196 DAF                               912789   33-50437   811-1777

DEFINED ASSET FUNDS- MPS-562 DAF                              924304   33-61825   811-1777

TOTAL:   11 FUNDS

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